Exhibit 10.5

SENIOR MANAGEMENT AGREEMENT

THIS SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of July 1, 2002, among VeriFone Holdings, Inc., a Delaware corporation (the “Company”), VeriFone, Inc., a Delaware corporation (“Employer”), and Douglas G. Bergeron (“Executive”).

The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase from the Company, and the Company will sell, up to 3,302.25936 shares of the Company’s Class A Preferred Stock, par value $.01 per share (the “Class A Preferred”), and up to 3,954,812.83 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”).  All Class A Preferred and Common Stock acquired by Executive are referred to herein as “Executive Stock” (as further defined in Section 10 hereof).  Certain definitions are set forth in Section 10 of this Agreement.

The execution and delivery of this Agreement by the Company, Employer and Executive is a condition to the purchase of Class A Preferred and Common Stock by GTCR Fund VII, L.P., a Delaware limited partnership (“GTCR Fund VII”), GTCR Co-Invest, L.P., a Delaware limited partnership (“GTCR Co-Invest”) and the TCW/Crescent Lenders (as defined herein) pursuant to a purchase agreement between the Company and such persons dated as of the date hereof (the “Purchase Agreement”).  Each of GTCR Fund VII, GTCR Co-Invest, GTCR Capital and the TCW/Crescent Lenders are sometimes individually referred to as an “Investor” and collectively as the “Investors.”  Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

Employer desires to employ Executive on the terms and conditions set forth herein, and Executive is willing to accept such employment on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO EXECUTIVE STOCK

1.                                       Purchase and Sale of Executive Stock.

(a)                                  Upon execution of this Agreement, Executive will purchase, and the Company will sell, 3,954,812.83 shares of Common Stock at a price of $0.05 per share and 3,302.25936 shares of Class A Preferred at a price of $1,000.00 per share.  The Company will deliver to Executive copies of the certificates representing such Executive Stock, and Executive will deliver to the Company a cashier’s or certified check or wire transfer of immediately available funds in the aggregate amount of $3,500,000.00 as payment for such Class A Preferred and Common Stock.

(b)                                 2,606,951.87 of the shares of Common Stock acquired pursuant to Section 1(a)

hereof are referred to herein as the “Carried Common.”  The remaining 1,347,860.96 shares of Common Stock that are acquired pursuant to Section 1(a) above are referred to herein as the “Co-Invest Common.”  All Class A Preferred and the Co-Invest Common acquired by Executive hereunder are referred to herein as the “Co-Invest Stock.”

(d)                                 Within 30 days after the purchase of any Carried Common hereunder,  Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

(e)                                  Until the occurrence of a Sale of the Company, any certificates evidencing Executive Stock shall be held in trust by the Company for the benefit of Executive and the other holder(s) of Executive Stock.  Upon the occurrence of a Sale of the Company, the Company will return any such certificates for the Executive Stock to the record holders thereof.  Upon the occurrence of a Public Offering, the Company will return to the record holders thereof any certificates representing the Co-Invest Stock and the Carried Common that are Vested Shares.

(f)                                    In connection with the purchase and sale of the Executive Stock, Executive represents and warrants to the Company that:

(i)                                     The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)                                  Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

(iii)                               Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv)                              Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested.

(v)                                 This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

(vi)                              Executive has not and will not take any action that will conflict with, violate or cause a breach of any noncompete, nonsolicitation or confidentiality agreement to which Executive is a party or by which Executive is bound.

(vii)                           Executive is a resident of the State of California.

(g)                                 As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason.

(h)                                 Concurrently with the execution of this Agreement, Executive shall execute in blank ten security transfer powers in the form of Exhibit B attached hereto (the “Stock Powers”) with respect to the Executive Stock and shall deliver such Stock Powers to the Company.  The Stock Powers shall authorize the Company to assign, transfer and deliver the Executive Stock to the appropriate acquiror thereof pursuant to Section 3 below or Section 6 of the Stockholders Agreement and under no other circumstances.

(i)                                     Executive is neither a party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement that would limit in any respect the ability or right of Executive to fulfill his obligations hereunder, result in a liability or claim against the Company or Employer, or that would otherwise conflict with the terms of this Agreement.

(j)                                     Concurrently with the execution of this Agreement, Executive’s spouse shall execute the consent in the form of Exhibit C attached hereto.

2.                                       Vesting of Executive Stock.

(a)                                  The Carried Common shall be subject to vesting in the manner specified in this Section  2.  The Co-Invest Stock acquired by Executive shall be vested upon the purchase thereof.  Except as otherwise provided in Section 2(b) below, the Carried Common will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its Subsidiaries:

Date	Cumulative Percentage of Carried Common to be Vested
First Anniversary of the Closing Date	20%
Second Anniversary of the Closing Date	40%
Third Anniversary of the Closing Date	60%
Fourth Anniversary of the Closing Date	80%
Fifth Anniversary of the Closing Date	100%

(b)                                 Upon the occurrence of a Sale of the Company, all Carried Common that has not yet become vested shall become vested at the time of such event, if as of the date of such event Executive is still employed by the Company, Employer or any of their respective Subsidiaries.  Carried Common that has become vested and Co-Invest Stock are referred to herein as “Vested Shares.”  All Carried Common that has not vested are referred to herein as “Unvested Shares.”

3.                                       Repurchase Option.

(a)                                  In the event Executive ceases to be employed by the Company, Employer or their respective Subsidiaries for any reason (the “Separation”), the Executive Stock (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).  The Company may assign its repurchase rights set forth in this Section 3 to any Person.

(b)                                 In the event of a Separation, (i) the purchase price for each Unvested Share of Carried Common will be Executive’s Original Cost for such share; (ii) the purchase price for each Vested Share will be the Fair Market Value for such share as of the date of the Separation; provided, however, that if Executive’s employment is terminated with Cause, the purchase price for each Vested Share which is Carried Common will be Executive’s Original Cost for such share, and (iii) the purchase price for each share of Class A Preferred will be the liquidation value with respect to such share plus all accrued and unpaid dividends thereon.

(c)                                  The Board of Directors of the Company (the “Company Board”) may elect to purchase all or any portion of the Unvested Shares, the Vested Shares or the Co-Invest Stock by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Executive Stock within ninety (90) days after the Separation.  The Repurchase Notice will set forth the number and class of Unvested Shares, Vested Shares and Co-Invest Stock to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  The number of Executive Stock to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Stock held by Executive at the time of delivery of the Repurchase Notice.  If the number of Executive Stock then held by Executive is less than the total number of Executive Stock that the Company has elected to purchase, the Company shall purchase the remaining Executive Stock elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).  The number of Unvested Shares, Vested Shares and Co-Invest Stock to be repurchased hereunder will be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of Executive Stock to be purchased from such Person.

(d)                                 If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Executive Stock the Company has not elected to purchase (the “Available Securities”).   As soon as practicable after the Company has determined that there will be

Available Securities, but in any event within seventy-five (75) days after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities.  The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within fifteen days after the Option Notice has been given by the Company.  If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of shares of Common Stock owned by and issuable to each Investor (determined on a fully-diluted basis, but not including any Common Stock issued or issuable upon the exercise of any warrants to purchase Common Stock issued in connection with subordinated debt agreements or other indebtedness).  As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to each Investor setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.  The number of Unvested Shares, Vested Shares and Co-Invest Stock to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of shares of Executive Stock to be purchased by each of them.

(e)                                  The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered.  The Company will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by:

(i)                                     in the event of a Separation as a result of a termination without Cause, or a resignation with Good Reason, at the Company’s option, (A) a check or wire transfer of funds, (B) in the case of the Carried Common, up to one-half of the remainder of the purchase price by a subordinate note or notes payable in up to three annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate plus two percent (2%) as published in The Wall Street Journal from time to time with the other one-half to be paid in cash, and in the case of the Co-Invest Stock, all of the remainder of the purchase price by check or wire transfer of funds or (C) both (A) and (B), in the aggregate amount of the remainder of the purchase price for such shares; or

(ii)                                  in the event of a Separation for any other reason, at the Company’s option, (A) a check or wire transfer of funds, (B) a subordinate note or notes payable in up to three annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time or (C) both (A) and (B), in the aggregate amount of the remainder of the purchase price for such shares.

Each Investor will pay for the Executive Stock purchased by it by a check or wire transfer of funds.  The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

(f)                                    Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit (i) the repurchase of Executive Stock hereunder that the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions.  During the time of such restrictions, all amounts which would have otherwise been payable to Executive in connection with such repurchases shall bear interest at a rate per annum equal to the prime rate plus two percent (2%) as published in The Wall Street Journal from time to time, compounded annually and payable at the time such restrictions expire.

(g)                                 Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Executive Stock is finally determined to be an amount at least 10% greater than the per share repurchase price for such share of Executive Stock in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Executive Stock elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Executive Stock during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a share of Executive Stock was finally determined to be an amount at least 10% greater than the per share repurchase price for Executive Stock set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(i)                                     The provisions of this Section 3 shall terminate with respect to Vested Shares and upon the consummation of a Public Offering or a Sale of the Company.

4.                                       Restrictions on Transfer of Executive Stock.

(a)                                  Transfer of Executive Stock.  The holders of Executive Stock shall not Transfer any interest in any shares of Executive Stock, except pursuant to (i) the provisions of Section 3 hereof, (ii) the provisions of Section 4 of the Stockholders Agreement (a “Participating Sale”), (iii) an Approved Sale (as defined in Section 7 of the Stockholders Agreement), or (iv) the provisions of Section 4(b) below.

(b)                                 Certain Permitted Transfers.  The restrictions in this Section 4 will not apply with respect to any Transfer of Executive Stock made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, or (ii) of Common Stock at such time as the Investors sell Common Stock in a Public Sale, but in the case of this clause (ii) only an amount of shares (the “Transfer Amount”) equal to the lesser of (A) the number of Vested Shares owned by Executive and (B) the number of shares of Common Stock owned by Executive multiplied by a fraction (the “Transfer Fraction”), the numerator of which is the number of shares of Common Stock sold by the Investors in such Public Sale and the denominator of which is the total number of shares of Common Stock held by the Investors prior to the Public Sale; provided that, if at the time of a Public Sale of shares by the Investors, Executive chooses not to Transfer the Transfer Amount, Executive shall retain the right to Transfer an amount of Common Stock at a future date equal to the lesser of (x) the number of Vested Shares owned by Executive at such future date and (y) the number of shares of Common Stock owned by Executive at such future date multiplied by the Transfer Fraction; provided further that the restrictions contained in this Section 4 will continue to be applicable to the Executive Stock after any Transfer of the type referred to in clause (i) above and the transferees of such Executive Stock must agree in writing to be bound by the provisions of this Agreement.  Any transferee of Executive Stock pursuant to a Transfer in accordance with the provisions of this Section 4(b)(i) is herein referred to as a “Permitted Transferee.”  Upon the Transfer of Executive Stock pursuant to this Section 4(b), the transferring holder of Executive Stock will deliver a written notice (a “Transfer Notice”) to the Company.  In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)                                  Termination of Restrictions.  The restrictions set forth in this Section 4 will continue with respect to each share of Executive Stock until the earlier of (i) the date on which such share of Executive Stock has been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of a Sale of the Company.

5.                                       Additional Restrictions on Transfer of Executive Stock.

(a)                                  Legend.  The certificates representing the Executive Stock will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 1, 2002, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF JULY 1, 2002.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)                                 Opinion of Counsel.  No holder of Executive Stock may Transfer any Executive Stock (except pursuant to an effective registration statement under the Securities Act)

without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, and if requested by the Company, an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.  In addition, if the holder of the Executive Stock delivers to the Company an opinion of counsel that no subsequent Transfer of such Executive Stock shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Executive Stock that do not bear the Securities Act portion of the legend set forth in Section 5(a).  If the Company is not required to deliver new certificates for such Executive Stock not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

(c).                               Obligations Upon Sale.  Executive acknowledges and agrees that in connection with and following a Sale of the Company, Executive shall cooperate with the Investors and render such assistance as the Investors reasonably require in connection with such Sale of the Company, including without limitation the provision of information relating to the past or present operations of the Company, assistance in the calculation and resolution of purchase price adjustments, and cooperation in resolving indemnification matters.  In addition, Executive acknowledges and agrees that the Investors may, in their reasonable discretion, withhold some amounts which may otherwise be payable to Executive upon such Sale of the Company in order to provide a source of recovery for Executive’s proportionate share of purchase price adjustments and indemnification claims and to assure Executive’s compliance with such obligations and agreements; provided however, that any such withholding shall be in proportionate amounts and on terms and conditions no less favorable than amounts withheld for such purposes from other employees and executives of the Company and its Subsidiaries who are also stockholders of the Company.

Section 6.                                            Representations and Warranties of the Company.  As a material inducement to Executive to enter into this Agreement and purchase the Executive Stock, the Company hereby represents and warrants to the Executive that:

(a).                               Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.  The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.  The copies of the Company’s Certificate of Incorporation and bylaws which have been furnished to the Executive’s counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

(b).                              Capital Stock and Related Matters.

(i)                                     As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 40,075,000 shares of stock, of which 75,000 shares shall be designated as Class A Preferred (63,700 of which shall be issued and outstanding and 8,418.53385 of which shall be reserved for issuances upon exercise of options and warrants granted by the Company) and of which 40,000,000 shares shall be designated as Common Stock (33,994,652.41 of which shall be issued and outstanding; 3,436,136.26 of which shall be reserved for issuances upon exercise of options and warrants granted by the Company; and 764,705.88 shall be reserved for future issuances to executives and employees of the Company and its Subsidiaries).  As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement, the senior management agreements and executive stock agreements among the Company and its employees, and the Company’s Certificate of Incorporation.  As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the senior management agreements and executive stock agreements among the Company and its employees, and the Company’s Certificate of Incorporation.  As of the Closing, all of the outstanding shares of the Company’s capital stock shall be validly issued, fully paid and nonassessable.

(ii)                                  There are no statutory or, to the best of the Company’s knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Executive Stock hereunder except as expressly contemplated in the Stockholders Agreement or provided herein .  Based in part on the investment representations of the Investors in Section 7C of the Purchase Agreement, of the Executive in Section 1(e) hereof, of certain employees of the Company in their respective senior management agreements and executive stock agreements, and of the parties to the Merger Agreement in such agreement, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Executive Stock hereunder do not and will not require registration under the Securities Act or any applicable state securities laws.  To the best of the Company’s knowledge, there are no agreements between the Company’s stockholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs, except for the Stockholders Agreement, the senior management agreements and executive stock agreements among the Company and its employees, and the Registration Agreement.

(c).                               Authorization; No Breach.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company.  This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.  The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Executive Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

(d).                              Litigation, etc.  There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (or to the best of the Company’s knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality with respect to the transactions contemplated by this Agreement.

(e).                               Governmental Consent, etc.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

PROVISIONS RELATING TO EMPLOYMENT

7.                                       Employment.  Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 7(c) hereof (the “Employment Period”).

(a)                                  Position and Duties.

(i)  During the Employment Period, Executive shall serve as the Chief Executive Officer of Employer and shall have the normal duties, responsibilities and authority implied by such position, including, without limitation, the responsibilities associated with all aspects of the daily operations of Employer and the identification, negotiation, completion and integration of any acquisitions made by the Company, Employer or their Subsidiaries, subject to the power of the Board of Directors of Employer (the “Board”) to expand or limit such duties, responsibilities and authority.

(ii)  Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.

(b)                                 Salary, Bonus and Benefits.  During the Employment Period, Employer will pay Executive a base salary (the “Annual Base Salary”) of $510,000 per annum, subject to any increase as determined by the Board based upon an annual review by the Board of the Company’s achievements of budgetary and other objectives set by the Board.  For any fiscal year, Executive shall be eligible for an annual bonus of up to 50% of Executive’s Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of budgetary and other objectives set by the Board; provided that with respect to the first year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the year that remained after the date of this Agreement.  Such bonus amount shall be in lieu of any other bonus plan or program previously adopted by the Company, including any bonuses which relate to the earnings of the Company or a change in control of the Company.  In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the senior management of the Company, Employer and their Subsidiaries.

(c)                                  Separation.  The Employment Period will continue until (i) Executive’s resignation, Disability or death or (ii) the Board decides to terminate Executive’s employment with or without Cause.  If Executive’s employment is terminated by Employer without Cause pursuant to clause (ii) above or Executive resigns with Good Reason, during the one-year period commencing on the date of termination (the “Initial Severance Period”), Employer shall pay to Executive an aggregate amount equal to his Annual Base Salary plus the amount of bonus received by Executive with respect to the immediately previous full fiscal year (the “Prior Year Bonus”), payable in equal installments on the Employer’s regular salary payment dates.  Employer may (in its sole discretion) elect to extend the Initial Severance Period for one additional one-year period (the “Additional Severance Period”) by providing Executive written notice of such extension no less than 60 days prior to the last day of the Initial Severance Period and paying Executive an additional amount equal to his Annual Base Salary plus the Prior Year Bonus, payable in equal installments on the Employer’s regular salary payment dates.  The amounts payable during the Additional Severance Period pursuant to this Section 7(c) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during the such period.  Upon request from time to time, Executive shall furnish  Employer with a true and complete certificate specifying any such compensation earned or received by him during such period.

8.                                       Confidential Information.

(a)                                  Obligation to Maintain Confidentiality.  Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company, Employer and their respective Subsidiaries and Affiliates are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such information, observations or data without the Board’s written consent, unless and to the extent that the aforementioned matters, (i) become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, (ii) was known to Executive prior to Executive’s employment with Employer, the Company or any of their Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order.  Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) that he may then possess or have under his control.

(b)                                 Ownership of Property.  Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information  (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate.  Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein.  To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work.  Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

(c)                                  Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s  and their respective Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, and without in any way limiting the provisions of Section 8(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company, Employer or their respective Subsidiaries or Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries or Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries or Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.

(d)                                 Use of Information of Prior Employers.  During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality with respect to such unpublished documents or property unless consented to in writing by the former employer or Person.  Executive will use in the performance of his duties only information that is (i) generally known and used by Persons with training and experience comparable to Executive’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

9.                                       Noncompetition and Nonsolicitation.  Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and Employer and such Subsidiaries.  Therefore, Executive agrees that:

(a)                                  Noncompetition.  During the Employment Period and (i) in the event of a termination of Executive’s employment by the Board without Cause or by Executive with Good Reason, during the period beginning on the date of termination and ending on the last day of the Initial Severance Period or on the last day of the Additional Severance Period, if Employer elects to extend the Initial Severance Period pursuant to Section 7(c) hereof, or (ii) in the event of a termination of Executive’s employment for any other reason, during the period of two years thereafter (such one or two year period, as the case may be, the “Noncompete Period”), he shall not, anywhere in the world, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, Employer or their respective Subsidiaries or any business in which the Company, Employer or any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or their respective Subsidiaries during the six-month period immediately prior to the Separation.

(b)                                 Nonsolicitation.  During the Employment Period and the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within 180 days prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two-year period immediately preceding a Separation.

(c)                                  Enforcement.  If, at the time of enforcement of Section 8 or this Section 9, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.  Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.  Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(d)                                 Additional Acknowledgments.  Executive acknowledges that the provisions of this Section 9 are in consideration of:  (i) employment with the Employer, (ii) the issuance of the Carried Common by the Company and (iii) additional good and valuable consideration as set forth in this Agreement.  In addition, Executive agrees and acknowledges that the restrictions contained in Section 8 and this Section 9 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living.  In addition, Executive acknowledges  (i) that the business of the Company, Employer and their respective Subsidiaries will be international in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the world, and (iii) as part of his responsibilities, Executive will be traveling around the world in furtherance of Employer’s business and its relationships.  Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 8 and this Section 9 outweighs any potential harm to Executive of its enforcement by injunction or otherwise.  Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future.  Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

9.                                       Definitions.

“Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.

“Cause” means (i) the commission of a felony, (ii) willful conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute,  (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries, including any other act or omission involving significant and willful dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, or (v) any material breach of Sections 1(i), 8 or 9 of this Agreement or Section 7(a)(ii) of this Agreement (but only with respect the requirement of such Section 7(a)(ii) that Executive devote his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries).  In each case above the burden of proving such action or omission is a “Cause” event shall be with Employer.  In addition, Employer agrees it will permit Executive an opportunity to be heard by the Company Board before such dismissal.  For purposes of this definition, an act or omission may by considered “willful” only if done in bad faith without a reasonable belief that such act or omission was in the best interest of the Employer or the Company.

“Class A Preferred” means the Company’s Class A Preferred Stock, par value $.01 per share.

“Closing Date” means July 1, 2002.

“Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive’s duties as determined by the Board in good faith.

“Executive Stock” will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder.  Executive Stock will also include equity of the Company issued with respect to Executive Stock by way of a stock split, stock dividend, conversion, or other recapitalization.  Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

“Fair Market Value” of each share of Executive Stock means the average of the closing prices of the sales of such Executive Stock on all securities exchanges on which such Executive Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Executive Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Executive Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time such Executive Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Executive Stock as determined in good faith by the Company Board.  If Executive reasonably disagrees with such determination, Executive shall deliver to the Company Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice).  Upon receipt of Executive’s written notice of objection, the Company Board and Executive will negotiate in good faith to agree on such Fair Market Value.  If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Company Board and Executive, which appraiser shall submit to the Company Board and Executive a report within 30 days of its engagement setting forth such determination.  If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four investment banking firms.  The expenses of such appraiser shall be borne by Executive unless the appraiser’s valuation is more than 10% greater than the amount determined by the Company Board, in which case, the expenses of the appraiser shall be borne by the Company.  The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means a Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Good Reason” means (i) any action by the Company or Employer which results in a material reduction in Executive’s title, status, authority or responsibility as Chief Executive Officer of Employer; (ii) a failure of Executive to be on the Company’s Board of Directors; or (iii) a reduction in Executive’s Annual Base Salary, in each case without the prior written consent of Executive; provided, that in order to constitute a termination with Good Reason, Executive must resign within thirty (30) days of an event which constitutes Good Reason.

“Merger Agreement” means the Agreement and Plan of Merger among the Company, VeriFone Intermediate Holdings, Inc., a Delaware corporation, VeriFone MergerSub, Inc., a Delaware corporation, and VeriFone Holding Corp., a Delaware corporation.

“Original Cost” means, with respect to each share of Common Stock purchased hereunder, $0.05 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Investors or their its Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, stockholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stockholders Agreement” means the Stockholders Agreement of even date herewith among the Company and certain of its stockholders, as amended from time to time pursuant to its terms.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“TCW/Crescent Lenders” means, collectively, (i) TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership and (v) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

10.                                 Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to Employer:

VeriFone, Inc.

2455 Augustine Drive

Santa Clara, CA  95054

Attention:  Chief Executive Officer

Facsimile: (310) 209-3310

with copies to:

GTCR Fund VII, L.P.

GTCR Co-Invest, L.P.

c/o GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois  60606-6402

Attention:   Collin E. Roche

Facsimile:  (312) 382-2201

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois  60601

Attention:   Stephen L. Ritchie

Facsimile: (312) 861-2200

If to the Company:

VeriFone Holdings, Inc.

2455 Augustine Drive

Santa Clara, CA  95054

Attention:  Chief Executive Officer

Facsimile: (310) 209-3310

with copies to:

GTCR Fund VII, L.P.

GTCR Co-Invest, L.P.

c/o GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois  60606-6402

Attention:   Collin E. Roche

Facsimile: (312) 382-2201

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois  60601

Attention:   Stephen L. Ritchie

Facsimile: (312) 861-2200

If to Executive:

Douglas G. Bergeron

c/o VeriFone Holdings, Inc.

2455 Augustine Drive

Santa Clara, CA  95054

Facsimile: (310) 209-3310

with a copy to:

Foster Pepper & Shefelman PLLC

1111 Third Avenue, Suite 3400

Seattle, WA 98101

Attn: Robert Kunold, Jr.

Facsimile: (206) 749-1984

If to the Investors:

See the attached Investor Notice Schedule.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

11.                                 General Provisions.

(a)                                  Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such equity for any purpose.

(b)                                 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(d)                                 Counterparts.  This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

(f)                                    Choice of Law.  The corporation law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)                                 Remedies.  Each of the parties to this Agreement (including the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Holders (as defined in the Purchase Agreement).

(i)                                     Insurance.  The Company or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available.  Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.  Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men  of his age.

(j)                                     Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k)                                  Indemnification and Reimbursement of Payments on Behalf of Executive.  The Company, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity.  In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(l)                                     Reasonable Expenses.  The Company agrees to pay the reasonable fees and expenses of Executive’s counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

(m)                               Termination.  This Agreement (except for the provisions of Sections 8(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.

(n)                                 Adjustments of Numbers.  All numbers set forth herein that refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of equity.

(o)                                 Deemed Transfer of Executive Stock.  If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Stock to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this

Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(p)                                 No Pledge or Security Interest.  The purpose of the Company’s retention of Executive’s certificates and executed Stock Powers is solely to facilitate the repurchase provisions set forth in Section 3 herein and Section 6 of the Stockholders Agreement and does not constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

(q)                                 Rights Granted to GTCR Fund VII and its Affiliates.  Any rights granted to GTCR Fund VII, GTCR Co-Invest and their Affiliates hereunder may also be exercised (in whole or in part) by their respective designees (which designees may be Affiliates of GTCR Fund VII and/or GTCR Co-Invest).

(r)                                    Directors’ and Officers’ Insurance.  Each of the Company and Employer agree that it shall obtain and maintain in full force and effect during the term of Executive’s employment hereunder directors’ and officers’ insurance policies in amounts and with coverages customary for entities of the size and with the type of business of the Company and Employer, respectively.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

VERIFONE HOLDINGS, INC.

		By:	/s/ Douglas Bergeron
		Its:	Chief Executive Officer

VERIFONE, INC.

		By:	/s/ Douglas Bergeron
		Its:	Chief Executive Officer

/s/ Douglas Bergeron
Douglas G. Bergeron

Agreed and Accepted:

GTCR FUND VII, L.P.

By: GTCR Partners VII, L.P.
Its: General Partner

By: GTCR Golder Rauner, L.L.C.
Its: General Partner

By:	/s/ Joseph P. Nolan
Name:	Joseph P. Nolan
Its:	Principal

GTCR CO-INVEST, L.P.

By: GTCR Golder Rauner, L.L.C.
Its: General Partner

By:	/s/ Joseph P. Nolan
Name:	Joseph P. Nolan
Its:	Principal

TCW/CRESCENT MEZZANINE PARTNERS III, L.P. TCW/CRESCENT MEZZANINE TRUST III
TCW/CRESCENT MEZZANINE PARTNERS III
NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine Management III, L.L.C.,
its Investment manager

By:	TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Timothy P. Costello
Name:	Timothy P. Costello
Title:	Managing Director

TCW LEVERAGED INCOME TRUST IV, L.P.

By:	TCW/Asset Management Company,
as its Investment Advisor

By:	/s/ Rufus H. Rivers
Name:	Rufus H. Rivers
Title:	Senior Vice President

By:	TCW Asset Management Company,
as its Managing Member of
TCW (LINC IV) L.L.C., the General Partner

By:	/s/ Timothy P. Costello
Name:	Timothy P. Costello
Title:	Managing Director